UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2011

Apollo Group, Inc.

(Exact name of registrant as specified in its charter)

Arizona	0-25232	86-0419443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4025 S. Riverpoint Parkway, Phoenix, Arizona (Address of principal executive offices)		85040
		(Zip Code)

Registrant’s telephone number, including area code: (480) 966-5394

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 18, 2011, Samuel A. DiPiazza, Jr. notified Apollo Group, Inc. (the “Company”) of his resignation from the Company’s Board of Directors, effective October 31, 2011. Mr. DiPiazza is a member of the Audit Committee of the Board, and will continue serving as a member of the Audit Committee until the effective date of his resignation. Mr. DiPiazza stated that there were no disagreements with the Company’s operations, policies or practices that led to his decision.

On October 18, 2011, the Compensation Committee of the Company’s Board of Directors authorized an amendment to Mr. DiPiazza’s outstanding July 6, 2011 restricted stock unit award covering 3,313 shares of the Company’s Class A common stock. Pursuant to that amendment, the restricted stock units will vest in full, and the underlying shares of Class A common stock will be issued, upon Mr. DiPiazza’s continued service on the Board of Directors through the October 31, 2011 effective date of his resignation.

Following Mr. DiPiazza’s resignation, the Audit Committee will be composed of independent directors K. Sue Redman, Ann Kirschner and Manuel F. Rivelo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Group, Inc.

October 20, 2011	By:	/s/ Brian L. Swartz
Name: Brian L. Swartz
Title: Senior Vice President and Chief Financial Officer